[LETTERHEAD OF MINTZ & FRAADE, P.C.]

                                                              October 5, 1999

Docuport, Inc.
1155 Rene Levesque West, Suite 3500
P.O. Box 60
Montreal, PQ, H3B 3T6, Canada

Gentlemen:

      Our firm is counsel for Docuport, Inc., a Delaware corporation (the "Company"), with respect to the registration statement on Form SB-2 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission for the purpose of registering 1,578,333 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company under the Securities Act of 1933, as amended (the "Act").

      We have reviewed only the following documents (hereinafter collectively referred to as the "Documents"): the Registration Statement, the Minutes of the Board of Directors of the Company dated March 24, 1999, the Articles of Incorporation of the Company filed with the Secretary of State of Delaware, and the By-Laws of the Company.

      You should assume for the purpose of this opinion that our investigation has been limited solely to a review of the Documents and that no further investigation has been undertaken.

      We have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures on the Documents, the legal capacity of the persons who executed the Documents, due authorization, valid execution, delivery and acceptance of the Documents and the conformity to the originals of the Documents which were submitted to us as copies. The scope and application of this opinion is limited to the Federal Securities Laws and the laws of the State of Delaware.

      No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof.

      Based upon the foregoing, and subject to the qualifications which are set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly and validly authorized and issued and fully paid and nonassessable.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                                     Very truly yours,

                                                     Mintz & Fraade, P.C.


                                                     By: /s/ Alan P. Fraade
                                                         -----------------------
                                                             Alan P. Fraade